Exhibit 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

Registered No.	Registered Principal Amount $

NORTHWEST NATURAL GAS COMPANY

First Mortgage Bonds

Secured Medium-Term Note, Series B

CUSIP:	Interest Payment Dates:

Issue Date:	Record Dates:

Interest Rate:	Redeemable: Yes No

Maturity Date:	In Whole: Yes No

Repayable at Option of Holder:	In Part: Yes No

Yes No	Fixed Redemption Prices: Yes No

Repayment Date(s):	Initial Redemption Date:

Repayment Price(s):	Initial Redemption Price:

Election Period(s):	Reduction Percentage:

Other Provisions:	Redemption Limitation Date:

Make-Whole Redemption Price: Yes No

Make-Whole Spread:

NORTHWEST NATURAL GAS COMPANY, a corporation of the State of Oregon (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal amount specified above on the Maturity Date specified above, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from the Issue Date specified above or from the most recent interest payment date to which interest has been paid, at the Interest Rate specified above in like coin or currency at such office or agency on each interest payment date specified above of each year, commencing on the interest payment date next succeeding the Issue Date, until the Company’s obligation with respect to the payment of such principal shall have been discharged; provided, however, that if the date of this bond shall be after a record date with respect to any interest payment date and prior to such interest payment date, interest shall be payable to such registered holder only from such interest payment date; and provided, further, that (i) if the Issue Date shall be after a record date with respect to any interest payment date and prior to the corresponding interest payment date, this bond shall bear interest from the Issue Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date, and (ii) interest payable on the Maturity Date will be payable to the person to whom such principal shall be payable.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Secured Medium-Term Notes, Series B, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indenture dated as of June 1, 1993, called the Mortgage) dated as of July 1, 1946, executed by Portland Gas & Coke Company (now Northwest Natural Gas Company) to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees, the terms and conditions upon which the bonds are and are to be secured, and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by the affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by the affirmative vote of the holders of at least seventy per centum (70%) in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property. The Company has the right, without any consent or other action by the holders of any series of bonds (including this series), to amend the Mortgage so as to change seventy per centum (70%) in the foregoing sentence to sixty-six and two-thirds per centum (66 2/3%).

The principal hereof may be declared or may become due prior to the Maturity Date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

The transfer of this bond may be registered as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender for cancellation of this bond, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount and having the same Issue Date, Maturity Date and redemption provisions, if any, and bearing interest at the same rate, will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same Issue Date, Maturity Date and redemption provisions, if any, and which bear interest at the same rate.

If so specified above, this bond is subject to redemption at a fixed redemption price and/or a make-whole redemption price. If the bonds of this series are redeemable at a fixed redemption price, the Company may redeem the bonds of this series, at any time on or after the Initial Redemption Date specified above, as a whole or, if so specified, in part, at the election of the Company, at the applicable redemption price (as described in the following sentence or as set forth above under “Other Provisions”) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this bond. If the bonds of this series are redeemable at a make-whole redemption price, the Company may redeem the bonds of this series, at any time, as a whole or, if so specified, in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Make-Whole Spread, plus, in each case, accrued interest to the redemption date.

In connection with the foregoing, “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. “Make-Whole Spread” means the amount, expressed as a percentage, fixed at the time of sale and specified above. “Comparable Treasury

Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the bonds of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such bonds of this series. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company. “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date. “Reference Treasury Dealer” means each of the investment banking firms or their affiliates which are primary U.S. Government securities dealers and which are appointed by the Company as Reference Treasury Dealers, and their respective successors; provided, however, that the Company shall appoint at least five Reference Treasury Dealers, and if, at the time of any determination of the Treasury Rate, there shall be less than five Reference Treasury Dealers which are, or whose affiliates are, primary U.S. Government securities dealers in the United States (each a “Primary Treasury Dealer”), then the Company shall appoint one or more additional investment banking firms which are, or whose affiliates are, Primary Treasury Dealers as Reference Treasury Dealers.

If this bond is redeemable at a fixed redemption price, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this bond, at such a fixed redemption price as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost to the Company (similarly calculated) of this bond.

If so specified above, this bond is repayable by the Company at the option of the registered owner hereof on the Repayment Date or Dates and at the Repayment Price or Prices specified above, plus accrued interest to the date of repayment. The repayment option may be exercised by the registered owner of this bond for less than its entire principal amount, provided that the principal amount to be repaid is equal to $1,000 or an integral multiple of $1,000. For this bond to be repaid at the option of the registered owner hereof, the Company must receive this bond at its office or agency in the Borough of Manhattan, The City of New York, no later than the close of business on the last day of the Election Period or Periods specified above, together with the form entitled “Option to Elect Repayment” set forth below on, or otherwise accompanying, this bond, duly completed. Any such election so received by the Company within any such Period shall be irrevocable. If the last day of the Election Period or Periods specified above shall not be a business day, the Election Period or Periods shall end at the close of business on the next succeeding business day.

As provided in the Mortgage, the Company shall not be required to register transfers or make exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of such series, or next preceding any designation of bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, NORTHWEST NATURAL GAS COMPANY has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

NORTHWEST NATURAL GAS COMPANY

Attest:

	[SEAL]	By
Senior Vice President
Secretary

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
(New York)

Corporate Trustee

By
Authorized Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[please insert social security	[name and address of
or other identifying	transferee must be printed
number of assignee]	or typewritten]

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

the within bond of NORTHWEST NATURAL GAS COMPANY and does hereby irrevocably constitute and appoint

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

attorney, to transfer said bond on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:	_________________________________________

OPTION TO ELECT REPAYMENT

PLEASE TAKE NOTICE that the registered owners of this bond elect to cause $            , in principal amount of this bond to be repaid on                      (a Repayment Date specified on this bond) at the Repayment Price specified on this bond, plus accrued interest to the Repayment Date.

If payment by check is desired, give name and mailing address of the registered owner:

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

If payment by wire transfer is desired, provide the following information:

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

(name of registered owner, account number, ABA number, name and address of bank)

Dated:	__________________________________________
Signature of registered owners or duly authorized agent or attorney

(If an agent or attorney signs, attach the power of attorney or other proof of appointment or authority. All signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Corporate Trustee, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Corporate Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Addresses and account information must be printed or typewritten.)

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